Exhibit 23.2

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

April 21, 2010

Board of Directors
China Media Inc.

Re:  Amended Registration Statement on Form S-1/A

Gentlemen:

I hereby consent to the incorporation of my opinion dated December 22, 2009 into the amended Registration Statement on Form S-1/A Amendment No. 2.  I further consent to the reference to my firm under the heading “Legal Matters” in the amended Registration Statement.

 Sincerely,

/s/Dennis Brovarone
Dennis Brovarone